UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006 (March 7, 2006)

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27444	75-2560895
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

3232 MCKINNEY AVENUE,
SUITE 1000
DALLAS, TEXAS 75204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 740-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Merger Agreement

On March 8, 2006, SOURCECORP, Incorporated (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of March 7, 2006 (the “Merger Agreement”), among the Company, CorpSource Holdings, LLC (“Purchaser”) and CorpSource MergerSub, Inc. (“Merger Sub”). Purchaser and Merger Sub are entities affiliated with Apollo Management, L.P. (“Apollo”).

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock of the Company will be converted into the right to receive $25.00 per share in cash, without interest.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among others, (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions to allow the Board of Directors to exercise their fiduciary duties, engage in discussions concerning or provide confidential information in connection with alternative business combination transactions, and (ii) subject to certain exceptions to allow the Board of Directors to exercise their fiduciary duties, (a) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement and (b) to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the Merger and the other transactions contemplated by the Merger Agreement.

The parties currently anticipate consummating the Merger in the second or third quarter of 2006. Upon the closing of the Merger, shares of the Company’s common stock would no longer be listed on NASDAQ. The consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by the Company’s stockholders, expiration of the antitrust waiting period, the absence of a material adverse change in the Company’s business and the receipt of committed debt financing by Purchaser. Affiliates of JANA Partners LLC, which collectively own approximately 13% of the Company’s outstanding common stock, have agreed with Apollo to vote their shares in favor of the Merger. Purchaser has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Purchaser a termination fee equal to $15,000,000. In addition, if the Merger Agreement is terminated because the Company’s stockholders fail to adopt the Merger Agreement at the stockholders meeting called for that purpose, the Company is required to reimburse Purchaser for expenses actually incurred in connection with the Merger Agreement, up to a maximum of $4,000,000, which amount will be offset against the termination fee, if otherwise payable.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as an exhibit hereto, and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by the Company, Purchaser and Merger Sub. The representations and warranties reflect negotiations between the parties to the Merger Agreement and, in certain cases, merely represent allocation decisions among the parties and may not be statements of fact. As such, the representations and warranties are solely for the benefit of the parties to the Merger Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Rights Agreement Amendment

Immediately prior to the execution of the Merger Agreement, the Company and American Stock Transfer & Trust Company (the “Rights Agent”) entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement between the Company and the Rights Agent, dated as of June 24, 2005 (the “Rights Agreement”), which provides that neither the execution of the Merger Agreement nor the consummation of the Merger will trigger the provisions of the Rights Agreement. The Rights Agreement Amendment is further described in Item 3.03 below.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as an exhibit hereto, and is incorporated herein by reference.

Walker Employment Agreement Amendment

The Company and SOURCECORP Management, L.P., an indirect wholly-owned subsidiary of the Company, have previously entered into an employment agreement (the “Employment Agreement “) with Thomas C. Walker (Chairman of the Board and Chief Development Officer) on May 9, 2005, which was subsequently amended on December 7, 2005 and February 17, 2006 (together, the “Amendments”). Summaries of the material provisions of the Employment Agreement and the Amendments are provided in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 11, 2005, December 7, 2005 and February 24, 2006, respectively.

On March 7, 2006, the Company and SOURCECORP Management, L.P. entered into an amendment to the Employment Agreement with Mr. Walker (the “Third Amendment”). The Third Amendment becomes effective at the Effective Time. At the Effective Time, the Third Amendment will reduce the amount Mr. Walker is due upon a change of control of the Company from “3.64 times the sum of [his] annual salary plus maximum bonus opportunity in effect immediately prior to the Change in Control” to $1,807,736. The Third Amendment terminates according to its terms in the following circumstances: (i) if, at the Effective Time, David Delgado is not an employee of the Company or an equityholder of Purchaser (in each case on substantially similar terms as described in the Employment Agreement, dated as of March 7, 2006, between Merger Sub and David Delgado), or (ii) the Merger Agreement is terminated.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as an exhibit hereto, and is incorporated herein by reference.

Lowenstein Consulting Agreement Addendum

On March 7, 2006, SOURCECORP, Incorporated entered into a Consulting Agreement Fifth Amended Addendum (the “Addendum”) with David Lowenstein, a member of our Board of Directors. The Addendum is a supplement to and modification of that certain Consulting Agreement between the Company and Mr. Lowenstein, dated as of January 1, 2000 (as previously amended, the “Consulting Agreement”). A summary of the material terms and provisions of the Consulting Agreement is provided in the Company’s Proxy Statement on Schedule 14A and Current Report on Form 8-K filed with the SEC on April 22, 2005 and March 6, 2006, respectively.

The Addendum modifies the Consulting Agreement in several ways. The Addendum becomes effective at the Effective Time. At the Effective Time, the amount Mr. Lowenstein is due upon a change of control of the Company will be reduced from $1,500,000 to $1,368,983. The Addendum further provides that the Company will pay Mr. Lowenstein the fees and expenses to which he is entitled through the date of the Merger Agreement and thereafter through the Effective Time, subject to certain conditions. The Third Amendment terminates according to its terms in the following circumstances: (i) if, at the Effective Time, David Delgado is not an employee of the Company or an equityholder of Purchaser (in each case on substantially similar terms as described in the Employment Agreement, dated as of March 7, 2006, between Merger Sub and David Delgado), or (ii) the Merger Agreement is terminated.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum, which is filed as an exhibit hereto, and is incorporated herein by reference.

Item 3.03                                             Material Modification to Rights of Security Holders

Immediately prior to the execution of the Merger Agreement, the Company and the Rights Agent entered into the Rights Agreement Amendment, which provides that neither the execution of the Merger Agreement nor the consummation of the Merger will trigger the provisions of the Rights Agreement.

In particular, the Rights Agreement Amendment provides that neither Merger Sub nor any of its affiliates, Jana Piranha Master Fund, Ltd. or any director, employee or officer of the Company or any of its subsidiaries (the “Exempted Persons”) shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), and none of a Distribution Date (as defined in the Rights Agreement), a Triggering Event (as defined in the Rights Agreement) or a Shares Acquisition Date (as defined in the Rights Agreement) shall be deemed to have occurred, in each case solely as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the merger of Merger Sub with and into the Company, (iii) the consummation of any other transaction contemplated by the Merger Agreement (including, without limitation, the execution, delivery or performance of their respective obligations under the Support Agreement to be entered into between the Purchaser and Jana Piranha Master Fund, Ltd.) or (iv) at all times prior to the termination of the Merger Agreement, any investment or commitment to invest in securities of Purchaser . The Rights Agreement Amendment also redefines Expiration Date (as defined in the Rights Agreement) to include a potential earlier date and time immediately prior to the Effective Time.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as an exhibit hereto, and is incorporated herein by reference.

Item 8.01                                             Other Events

On March 8, 2006, the Company issued a press release announcing the execution of the Merger Agreement among the Company, Purchaser and Merger Sub.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, SOURCECORP will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SOURCECORP at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SOURCECORP’s website at www.sourcecorp.com under the Investor Relations Tab or by directing such request to investorrelations@srcp.com.

PARTICIPANTS IN SOLICITATION

SOURCECORP and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SOURCECORP’s participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.

Item 9.01                                             Financial Statements, Pro Forma Financial Information and Exhibits

(d)                                 Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of March 7, 2006, among SOURCECORP, Incorporated, CorpSource Holdings, LLC and CorpSource Merger Sub, Inc.

4.1	Amendment No. 1, dated as of March 7, 2006, to the Rights Agreement, dated as of June 24, 2005 between SOURCECORP, Incorporated and American Stock Transfer & Trust Company, as rights agent.

10.1	Third Amendment to Amended and Restated Employment Agreement, dated as of March 7, 2006, by and among SOURCECORP, Incorporated, SOURCECORP Management, L.P. and Thomas C. Walker.

10.2	Consulting Agreement Fifth Amended Addendum, dated as of March 7, 2006, by and between F.Y.I. Incorporated (n/k/a SOURCECORP, Incorporated) and David Lowenstein.

99.1	Press Release, dated March 8, 2006, issued by SOURCECORP, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 8, 2006

SOURCECORP, Incorporated

By:	/s/ Ed H. Bowman, Jr.
Name:	Ed H. Bowman, Jr.
Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of March 7, 2006, among SOURCECORP, Incorporated, CorpSource Holdings, LLC and CorpSource Merger Sub, Inc.

4.1	Amendment No. 1, dated as of March 7, 2006, to the Rights Agreement, dated as of June 24, 2005 between SOURCECORP, Incorporated and American Stock Transfer & Trust Company, as rights agent.

10.1	Third Amendment to Amended and Restated Employment Agreement, dated as of March 7, 2006, by and among SOURCECORP, Incorporated, SOURCECORP Management, L.P. and Thomas C. Walker.

10.2	Consulting Agreement Fifth Amended Addendum, dated as of March 7, 2006, by and between F.Y.I. Incorporated (n/k/a SOURCECORP, Incorporated) and David Lowenstein.

99.1	Press Release, dated March 8, 2006, issued by SOURCECORP, Incorporated.